Exhibit 10.2

JTH TAX, INC. STOCK OPTION PLAN

JTH TAX, INC. STOCK OPTION PLAN

JTH Tax, Inc. hereby establishes the JTH Tax, Inc. Stock Option Plan upon the terms and conditions set forth below.

1.                                      Definitions

In this Plan document, except where the context otherwise indicates, words in the masculine gender shall be deemed to include males and females, singular terms also shall refer to the plural, and the following definitions shall apply:

1.1                               “Agreement” means a written agreement implementing a grant of an Option or Right.

1.2                               “Board” means the Board of Directors of the Corporation.

1.3                               “Change in Control” means: (i) an initial public offering of the Corporation’s stock; (ii) the acquisition after the date hereof by any “person” or “group” (as defined in Sections 13(d) and 14(d) of the Exchange Act), directly or indirectly, as “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Corporation; or such other events as are specified in the applicable Agreement.

1.4                               “Code” means the Internal Revenue Code of 1986, as amended.

1.5                               “Common Stock” means the Class A common stock, par value $1.00 per share, of the Corporation.

1.6                               “Corporation” means JTH Tax, Inc.

1.7                               “Date of Exercise” means the date on which the Corporation receives written notice of the exercise of an Option or Right in accordance with the terms of Article 8.

1.8                               “Date of Grant” means the date on which the grant of an Option or Right is authorized by the Board under the Plan or such later date as may be specified in the Board authorization.

1.9                               “Fair Market Value” of a Share means: (i) if the Common Stock is traded on an exchange, the reported closing price for a share of Common Stock on the Date of Grant or Date of Exercise, as applicable, (or if no closing price is reported for trades on that date, the most recent closing price, if any, reported during the prior seven day period); (ii) if the Common Stock is not traded on an exchange but is traded over the counter on the NASDAQ system (other than as a National Market security), the mean between the bid and ask closing prices of a share of Common

Stock on the date of valuation (or if no bid or ask prices are reported for that date, the most recent bid and ask prices quoted during the prior seven day period, if any); (iii) if the Common Stock is not traded on an exchange but is designated and traded as a National Market security, the closing price reported for a share of Common Stock on the date of valuation (or if no closing price is reported for that date, the most recent closing price reported during the prior seven day period, if any); and (iv) if neither (i), (ii) or (iii) applies by reason of lack of recent trading activity or otherwise, the fair market value as determined pursuant to a reasonable method adopted by the Board in good faith for that purpose.

1.10                        “Incentive Stock Option” means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Corporation designates as such in the Agreement granting the Option.

1.11                        “Nonstatutory Stock Option” means an Option granted under the Plan that is not an Incentive Stock Option.

1.12                        “Option” means an option to purchase Shares granted under the Plan in accordance with the terms of Article 6.

1.13                        “Option Period” means the period during which an Option may be exercised.

1.14                        “Option Price” means the price per Share at which an Option may be exercised. The Option Price shall be determined by the Board, but in no event shall the Option Price be less than the Fair Market Value per Share determined as of the Date of Grant.

1.15                        “Option Shares” means Shares with respect to which an Option is granted.

1.16                        “Optionee” means an individual to whom an Option or Right has been granted.

1.17                        “Permanent Disability” means disabled within the meaning of Code Section 72(m)(7).

1.18                        “Plan” means the JTH Tax, Inc. Stock Option Plan.

1.19                        “Related Option” means the Option granted in connection with a specified Right.

1.20                        “Related Right” means the Right granted in connection with a specified Option.

1.21                        “Retirement” means voluntary retirement from the Company at or after attaining age 65 or, in the case of a Non-employee Director, retirement from the Board at or after attaining age 65.

1.22                        “Right” means a stock appreciation right granted under the Plan in accordance with the terms of Article 7.

1.23                        “Right Period” means the period during which a Right may be exercised.

1.24                        “Share” means a share of authorized but unissued Common Stock.

1.25                        “Subsidiary” means a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Corporation, either directly or through one or more other Subsidiaries.

2.                                      Purpose

The Plan is intended to assist the Corporation in attracting, retaining, and motivating employees, non-employee directors and other independent contractors of outstanding ability and to promote the identification of their interests with those of the shareholders of the Corporation.

3.                                      Administration

3.1                               The Board shall have the power to determine in its discretion the individuals to whom Options or Rights shall be granted, the number of Shares to be subject to each Option or Right, and the terms and conditions of each Option or Right. Without limiting the generality of the foregoing, the Board may provide in its discretion in an Agreement:

3.1.1                     that Options or Rights will not become exercisable until a Change in Control or other specified event(s) with respect to the Corporation or the Optionee;

3.1.2                     for an agreement by the Optionee to render services to the Corporation or a Subsidiary upon such terms and conditions as may be specified in the Agreement;

3.1.3                     for restrictions on the transfer, sale or other disposition of Shares issued to the Optionee upon the exercise of an Option or Right;

3.1.4                     for an agreement by the Optionee to resell to the Corporation, under specified conditions, Shares issued upon the exercise of an Option or Right; and

3.1.5                     for the payment of all or part of the Option Price upon the exercise of an Option, including without limitation by payment in cash, by delivery of previously issued shares of Common Stock valued at Fair Market Value on the Date of Exercise of the Option, delivery of a promissory note, or a combination of cash, previously issued Common Stock and/or a promissory note.

3.2                               The Plan shall be administered by the Board. In addition to any other powers granted to the Board hereunder, it shall have the following powers, subject to the express provisions of the Plan:

3.2.1                     to construe and interpret the Agreements and the Plan;

3.2.2                     to require, whether or not provided for in the pertinent Agreement, of any person exercising an Option or Right, at the time of exercise, the making of any representations or agreements which the Board may deem necessary or advisable in order to comply with the securities laws of the United States or of any state;

3.2.3                     to provide for satisfaction of an Optionee’s or Grantee’s tax liabilities arising in connection with the Plan through, without limitation, retention by the Corporation of shares of Common Stock otherwise issuable on the exercise of a Nonstatutory Stock Option or Right or through delivery of Common stock to the Corporation by the Optionee under such terms and conditions as the Board deems appropriate; and

3.2.4                     to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

3.3                               Any determinations or actions made or taken by the Board pursuant to this Article shall be binding and final.

4.                                      eligibility

Options or Rights may be granted only to employees of the Corporation, non-employee directors and other independent contractors designated by the Board.

5.                                      Stock Subject to the Plan

5.1                               The maximum number of Shares that may be issued under the Plan is 50,000.

5.2                               If an Option or Right expires or terminates for any reason (other than termination by virtue of the exercise of a Related Option or Related Right, as the case may be) without having been fully exercised, the unissued Shares which had been subject to the Agreement relating thereto shall become available for the grant of other Options or Rights.

5.3                               Shares issued upon the exercise of a Right (or, if cash is payable in connecting with the exercise, that number of Shares having a Fair Market Value equal to the cash payable upon exercise), shall be charged against the number of Shares issuable under the Plan and shall not become available for the grant of other Options or Rights. If the Right referred to in the preceding sentence is a Related Right, the Shares subject to the Related Option, to the extent not charged against the number of Shares subject to the Plan in accordance with this Section 5.3, shall become available for the grant of other Options or Rights.

6.                                      Options

6.1                               All Agreements granting Options shall specify the extent to which the Option is intended to be either: (i) a Nonstatutory Stock Option; or (ii) an Incentive Stock Option.

6.2                               The applicable Option Period shall be determined by the Board and specifically set forth in the Agreement, provided however, that an Option shall not be exercisable before six months from the Date of Grant (except that this limitation need not apply in the event of the death, Permanent Disability or Retirement of the Optionee or a Change in Control within the six-month period) or after ten (10) years from the Date of Grant.

6.3                               All Incentive Stock Options granted under the Plan shall comply with the provisions of the Code governing incentive stock options (including Code Section 422) and with all other applicable rules and regulations promulgated thereunder. Incentive Stock Options may only be issued to individuals who are common law employees of the Corporation.

6.4                               No Option shall be granted with an Option Price that is less than the Fair Market Value of the Shares covered by the Option on the Date of Grant.

6.5                               All other terms of Options granted under the Plan shall be determined by the Board in its sole discretion and set forth in the applicable Agreement.

7.                                      Rights

7.1                               A Right may be granted under the Plan:

7.1.1                     in connection with, and at the same time as, the grant of an Option;

7.1.2                     by amendment of an outstanding Nonstatutory Stock Option granted under the Plan; or

7.1.3                     independently of any Option granted under the Plan.

A Right granted under clause (i) or (ii) of the preceding sentence is a Related Right. A Related Right may, in the Board’s discretion, apply to all or a portion of the Shares subject to the Related Option.

7.2                               A Right may be exercised in whole or in part as provided in the Agreement, and, subject to the provisions of the Agreement, entitles its Optionee to receive, without any payment to the Corporation (other than required tax withholding amounts) either cash or that number of Shares

(equal to the highest whole number of Shares), or a combination thereof, in an amount or having a Fair Market Value determined as of the Date of Exercise not to exceed the number of Shares subject to the portion of the Right exercised multiplied by an amount equal to the excess of: (i) the Fair Market Value per Share on the Date of Exercise of the Right; over (ii) either (A) the Fair Market Value per Share on the Date of Grant of the Right if it is not a Related Right, or (B) the Option Price as provided in the Related Option if the Right is a Related Right.

7.3                               The applicable Right Period and all other terms and conditions relating to the Right shall be determined by the Board and specifically set forth in the Agreement, provided, however, that:

7.3.1                     a Right may not be exercised until the expiration of six (6) months from the Date of Grant except that this limitation need not apply in the event of the death, Permanent Disability or Retirement of the Optionee or a Change in Control within the six (6) month period;

7.3.2                     a Right will expire no later than the earlier of: (A) ten years from the Date of Grant; or (B) in the case of a Related Right, the expiration of the Related Option;

7.3.3                     a Right may be exercised only when the Fair Market Value of a Share exceeds either: (A) the Fair Market Value per Share on the Date of Grant of the Right if it is not a Related Right; or (B) the Option Price as provided in the Related Option if the Right is a Related Right; and

7.3.4                     a Right that is a Related Right to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable.

7.4                               The exercise, in whole or in part, of a Related Right shall reduce the number of Shares subject to the Related Option by the number of Shares with respect to which the Related Right is exercised. Similarly, the exercise, in whole or in part, of a Related Option shall reduce the number of Shares subject to the Related Right by the number of Shares with respect to which the Related Option is exercised.

8.                                      exercise

An Option or Right may, subject to the provisions of the Agreement under which it was granted, be exercised in whole or in part by the delivery to the Corporation of written notice of the exercise, in such form as the Board may prescribe, accompanied, in the case of an Option, by full payment for the Shares with respect to which the Option is exercised.

9.                                      Nontransferability

Options and Rights granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and an Option or Right may be exercised during the Optionee’s lifetime only by him or in the event of his legal disability, by his legal representative. A Related Right is transferable only when the Related Option is transferable and only with the Related Option and under the same conditions.

10.                               Capital Adjustments

The number and class of Shares subject to each outstanding Option or Right, the Option Price and the aggregate number and class of Shares for which grants or awards thereafter may be made shall be subject to such adjustment, if any, as the Board in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation.

11.                               Termination or Amendment

The Board shall have the power to terminate the Plan and to amend it in any respect, provided that, after the Plan has been approved by the shareholders of the Corporation, the Board may not, without the approval of the shareholders of the Corporation, amend the Plan so as to increase the aggregate number of Shares that may be issued under the Plan (except as provided in Article 10), to modify the requirements as to eligibility to receive Options or Rights, or to increase materially the benefits accruing to participants under the Plan. No termination or amendment of the Plan shall adversely affect the rights or obligations of any Optionee without his or her consent.

12.                               Modification, Extension and Renewal of Options, Rights and Performance Units

Subject to the terms and conditions and within the limitations of the Plan, the Board may modify, extend or renew outstanding Options or Rights, or accept the surrender of outstanding options and rights (to the extent not theretofore exercised) granted under the Plan or under any other plan of the Corporation, a Subsidiary or a company or similar entity acquired by the Corporation or a Subsidiary, and authorize the granting of new Options or Rights pursuant to the Plan in substitution therefor (to the extent not theretofore exercised) and the substituted Options and Rights may specify a lower exercise price than the surrendered options, rights and performance units, a longer term than the surrendered options, rights and performance units or have any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Option or Right granted under the Plan shall, without the consent of the Optionee, adversely affect the rights or obligations of the Optionee.

13.                               Term of the Plan

Unless sooner terminated by the Board pursuant to Article 11, the Plan shall terminate ten (10) years after its date of adoption by the Board, and no Options or Rights may be granted or awarded after termination. The termination shall not affect the validity of any Option or Right outstanding on the date of termination.

14.                               Indemnification of Committee

In addition to any other indemnification rights they may have as directors or as members of the Board, the members of the Board shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option or Right granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation.

15.                               General Provisions

15.1                        The establishment of the Plan shall not confer upon any Optionee or other person any legal or equitable right against the Corporation, any Subsidiary or the Board, except as expressly provided in the Plan.

15.2                        The Plan does not constitute inducement or consideration for the employment of any employee, nor is it a contract between the Corporation or any Subsidiary and any employee or independent contractor. Participation in the Plan shall not give any employee or independent contractor any right to be retained in the service of the Corporation or any Subsidiary.

15.3                        The interests of any Optionee or other person under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

15.4                        The Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia and the intention of the Corporation that Incentive Stock Options granted under the Plan qualify under Section 422 of the Code.

IN TESTIMONY WHEREOF, JTH Tax, Inc. has caused this Plan to be executed in its name by its duly authorized officer, this 1st day of May, 1998.

JTH TAX, INC.

By:	John T. Hewitt
Its: